UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2005
COMMERCE ENERGY GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32239 (Commission File Number)	20-0501090 (IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California (Address of principal executive offices)	92626 (Zip Code)
Registrant’s telephone number, including area code: (714) 259-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Mr. Gary J. Hessenauer was appointed as a director of the Company, effective as of August 29, 2005, by the Company’s board of directors (the “Board”). Mr. Hessenauer will serve as a Class I director, the term of which expires at the annual meeting of stockholders to be held after completion of the fiscal year ending July 31, 2007. Mr. Hessenauer also was appointed to the Compensation Committee of the Board.
     On August 29, 2005, the Company issued a press release announcing the appointment of Mr. Hessenauer as a director. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
     As a result of the appointment of Mr. Hessenauer to the Board, the Company is in compliance with Section 802(a) of the AMEX Company Guide, which requires that a majority of directors on the Board be “independent,” as that term is defined in the rules of the American Stock Exchange (the “AMEX”). The Board currently consists of seven members, four of whom are independent under the rules of the AMEX.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Commerce Energy Group, Inc., dated August 29, 2005.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: August 29, 2005	By:	/S/ LAWRENCE CLAYTON, JR.
		Name:	Lawrence Clayton, Jr.
		Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Commerce Energy Group, Inc., dated August 29, 2005.